Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Amended and Restated Certegy Inc. Stock Incentive Plan of Fidelity National Information Services, Inc. (formerly Certegy Inc.) of (a) our report dated March 11, 2005 (except for Note 2 with respect to the caption “Share-Based Compensation,” as to which the date is October 10, 2005), with respect to the consolidated financial statements of Certegy Inc. appearing in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 12, 2005, and (b) our report dated March 11, 2005 with respect to Certegy Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Certegy Inc., appearing in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 3, 2006